EXHIBIT 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Conduent Incorporated, a New York corporation (the “Company”), for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Harsha V. Agadi, Chief Executive Officer of the Company, and Giles Goodburn, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ HARSHA V. AGADI
Harsha V. Agadi Chief Executive Officer
August 10, 2026

/S/ GILES GOODBURN
Giles Goodburn Chief Financial Officer
August 10, 2026

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by § 906 has been provided to Conduent Incorporated and will be retained by Conduent Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.